Exhibit 5.1 and
                                                                 Exhibit 23.2

                             GRUSHKO & MITTMAN, P.C.
                                Attorneys at Law
                          551 Fifth Avenue, Suite 1601
                            New York, New York 10176
                           (212) 697-9500 (Telephone)
                           (212) 697-3575 (Telecopier)



                                                     September 21, 2000



Relocate 411.com, Inc.
1 Penn Plaza
New York, New York 10119

             Re:     Form SB-2 Registration Statement
                     Opinion and Consent of Counsel

Gentlemen:

     As counsel for Relocate 411.com, Inc. (the "Corporation"), a Delaware corporation, I have examined the Articles of Incorporation, as amended, ByLaws and minutes of the Corporation and such other corporate records, documents and proceedings and have considered such questions of law as I deemed relevant for the purpose of this opinion. I have also, as such counsel, examined the Registration Statement on Form SB-2 (the "Registration Statement"), covering the registration of an aggregate of 10,230,000 Shares of Common Stock, $.0001 par value per share (the "Shares").

     Based on the foregoing, I am of the opinion that:

     1. The Corporation is a duly organized and validly existing corporation under the laws of the State of Delaware, with corporate power to conduct the business it conducts as described in the Registration Statement.

     2. The Corporation has an authorized capitalization as set forth in the Registration Statement.

     3. The Common Stock has been duly and validly authorized and created and, subject to payment therefore pursuant to the terms described in the Registration Statement and Subscription Agreements referred to in the Registration Statement, will be duly and validly issued as fully paid and non-assessable shares of Common Stock.


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September 21, 2000


     4. The Warrants have been duly and validly authorized and created and, subject to payment for the exercise thereof pursuant to the terms of the Registration Statement, the Common Stock issued as a result of exercise of the Warrants will be duly and validly issued as fully paid and non-assessable shares of Common Stock.

     I consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement and further consents to the reference made to me under the caption "Legal Opinions" in the Prospectus constituting part of such Registration Statement.


                                                     Very truly yours,

                                                     GRUSHKO & MITTMAN, P.C.


                                                     Barbara R. Mittman

BRM:al